EXHIBITS AND FINANCIAL STATEMENTS TO BE FILED BY EDGAR


EXHIBITS:

                  G           -     Financial Data Schedules.

                  H           -     GPU Actual and Pro Forma Capitalization
                                    ratios.

                  I           -     Proposed form of public notice.

FINANCIAL STATEMENTS:

                  1-A(i)      -     GPU and Subsidiary Companies Consolidated
                                    Balance Sheets, actual and pro forma, as at March 31, 1998, and Consolidated
                                    Statement of Income, actual and pro
                                    forma, and Statements of Retained
                                    Earnings, for the twelve months ended
                                    March 31, 1998; pro forma journal entries.

                  1-B(i)      -     JCP&L  Balance  Sheets,  actual  and  pro
                                    forma,  as at March 31, 1998, and Statements
                                    of  Income,   actual  and  pro  forma,   and
                                    Statement of Retained Earnings, for the twelve months ended March 31, 1998; pro forma journal entries.

                  1-C(i)      -     Met-Ed Consolidated Balance Sheets, actual
                                    and pro forma, as at March 31, 1998, and Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the twelve months ended March 31, 1998; pro forma journal entries.

                  1-D(i)      -     Penelec   Consolidated   Balance  Sheets,
                                    actual and pro forma, as at March 31, 1998, and Statements of Income, actual and pro forma, and Statement of Retained Earnings, for the twelve months ended March 31, 1998;
                                    pro forma journal entries.